EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
October 27, 2004

CULLEN/FROST REPORTS THIRD QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) today reported earnings for the third quarter of 2004 of $36.0 million, a 9.8 percent increase compared to the $32.8 million reported for the same quarter in 2003. On a per-share basis, net income for the quarter was $.68 per diluted common share, up 9.7 percent over the $.62 per diluted common share reported a year earlier. For the quarter, return on average assets and return on average equity were 1.50 percent and 18.45 percent respectively, up from 1.33 percent and 17.78 percent for the same period in 2003.

"This was another good quarter for our company, " said Dick Evans, chairman and CEO. "It was encouraging to see increases in net interest income and the net interest margin. We are also seeing the results of a strong sales effort and signs of an improving economy in the solid loan growth and improving asset quality we experienced for the quarter. Fee income, led by an increase in both trust fees and insurance commissions, continues to be a positive story for us, and currently represents 40 percent of our total revenues."

Average loans for the third quarter of 2004 grew to $4.8 billion compared to $4.5 billion a year earlier, an 8.7 percent increase, while average total deposits were $7.8 billion, flat with the same quarter a year ago.

For the first nine months of 2004 earnings were $103.0 million, or $1.94 per diluted common share, up 5.2 percent compared to $97.9 million, or $1.87 per diluted common share, for the same period in 2003. A higher interest rate environment, combined with an increase in the average volume of earning assets, contributed to a 4.0 percent increase in net interest income. The company has experienced improvements in asset quality and has recorded $2.5 million in provision for possible loan losses compared to $9.0 million for the same period last year. Non-interest income was up 4.2 percent, including $3.4 million in securities losses. Excluding the effect of securities transactions from both periods, non-interest income would have increased 6.3 percent. Trust fees were up 15.3 percent over the same period a year earlier and were impacted by better equity market conditions and growth in both trust assets and the number of trust accounts. Non-interest expense was up 6.0 percent, with most of the increase resulting from a 6.8 percent rise in salaries and employee benefits. Returns on average assets and equity were 1.45 percent and 17.81 percent, compared to 1.36 percent and 18.05 percent for the same nine-month period in 2003.

Noted financial data for the second quarter of 2004 follows:

w

Net-interest income on a taxable equivalent basis for the third quarter totaled $85.4 million, compared to $78.8 million for the same period a year ago, as the Federal Reserve boosted the Fed Funds rate by 50 basis points during the third quarter and 25 basis points in the second quarter of 2004. Also impacting net interest income was an increase in the average volume of earning assets and an improvement in the earning asset mix, as average loans increased 8.7 percent from the third quarter last year. The increase in rates and volumes also led to an increase in the net interest margin, which was 4.09 percent for the quarter, compared to 3.88 percent for the third quarter of 2003.

w

Non-interest income for the third quarter of 2004 was $55.6 million, including a net loss from securities transactions of $1.6 million, up slightly from $55.2 million for the third quarter of 2003. Trust income was $13.2 million, up 13.5 percent from a year ago, while insurance commissions rose 10.6 percent. Service charges on deposit accounts were $22.4 million, compared to $22.6 million for the third quarter of 2003. Other charges, commissions and fees were $4.4 million, down from the $6.3 million reported last year. Two large investment banking fees totaling $2.1 million were included in the $6.3 million reported last year. As mentioned previously, the Corporation recognized a $1.6 million net loss from securities transactions during the third quarter. This resulted primarily from the sale of all $227 million of its callable U.S. government agency securities.

w

Non-interest expense was $86.5 million for the quarter, up 5.1 percent from $82.3 million for the third quarter of 2003, with most of the increase due to higher salaries and wages, which were up 6.5 percent compared to the third quarter of 2003. Salaries were mainly impacted by both merit and market based increases from the third quarter last year. Also, impacting the increase were increases in the number of employees and higher commissions due primarily to higher insurance revenues. Other expenses were up $1.5 million, or 7.3 percent, from the third quarter last year. Significant components of this other expense increase related to higher costs for directors and officers liability insurance and advertising and sales promotions when compared to the same quarter last year.

w

As a result of improvements in asset quality, including reductions in criticized, past due and potential problem loans, the company did not record a provision for possible loan losses for the third quarter of 2004. Net charge-offs for the quarter were $3.4 million. For the third quarter of the previous year, the provision for possible loan losses was $2.0 million, compared to net charge-offs of $2.0 million. The allowance for possible loan losses as a percentage of total loans was 1.56 percent at September 30, 2004 compared to 1.84 percent for the third quarter last year and 1.67 percent for the previous quarter of 2004. The Corporation believes the allowance for possible loan losses is adequate, given current assessments of asset quality.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $9.8 billion at September 30, 2004. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, operates 79 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, October 27, 2004 at 10:00 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at 1-800-944-6430. Digital playback of the conference call will be available after 11:00 a.m. CT until midnight Sunday, October 31, 2004 at 1-800-642-1687 with Conference ID # of 1338389. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CT; www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in the financial performance and/or condition of the Corporation's borrowers, which could impact the repayment of such borrowers' outstanding loans.
w	Technological changes.
w	Acquisitions and the integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
w	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters.
w	Changes in the Corporation's organization, compensation and benefit plans.
w	The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations.
w	Greater than expected costs or difficulties related to the integration of new lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	2004			2003

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$83,976	$81,242	$78,332	$79,526	$77,454
Net interest income(1)	85,419	82,576	79,691	80,806	78,756
Provision for possible loan losses	--	2,000	500	1,500	1,998
Non-interest income
Trust fees	13,213	13,704	13,107	12,769	11,646
Service charges on deposit accounts	22,409	22,468	21,683	22,373	22,576
Insurance commissions and fees	8,048	6,234	10,163	5,912	7,276
Other charges, commissions and fees	4,383	4,952	4,309	4,245	6,334
Net gain (loss) on securities transactions	(1,638)	--	(1,739)	--	40
Other	9,219	8,978	9,866	7,553	7,339

Total non-interest income	$55,634	$56,336	$57,389	$52,852	$55,211

Non-interest expense
Salaries and wages	39,836	38,855	38,760	37,194	37,408
Employee benefits	9,532	9,592	11,484	9,176	9,129
Net occupancy	7,524	7,364	7,330	7,040	7,804
Furniture and equipment	5,662	5,661	5,449	5,496	5,418
Intangible amortization	1,285	1,287	1,404	1,409	1,412
Other	22,660	22,440	22,170	22,151	21,111

Total non-interest expense	$86,499	$85,199	$86,597	$82,466	$82,282

Income before income taxes	53,111	50,379	48,624	48,412	48,385
Income taxes	17,140	16,261	15,719	15,777	15,622

Net income	$35,971	$34,118	$32,905	$32,635	$32,763

PER SHARE DATA

Net income - basic	$0.70	$0.67	$0.64	$0.63	$0.64
Net income - diluted	0.68	0.65	0.62	0.61	0.62
Cash dividends	0.265	0.265	0.24	0.24	0.24
Book value at end of quarter	15.89	14.41	15.19	14.87	14.69

OUTSTANDING SHARES

Period-end shares	51,988	51,520	51,329	51,776	51,752
Weighted-average shares - basic	51,568	51,281	51,666	51,713	51,503
Dilutive effect of stock compensation	1,562	1,441	1,525	1,521	1,315
Weighted-average shares - diluted	53,130	52,722	53,191	53,234	52,818

SELECTED ANNUALIZED RATIOS

Return on average assets	1.50%	1.43%	1.42%	1.37%	1.33%
Return on average equity	18.45	18.11	16.89	17.02	17.78
Net interest income to average earning assets(1)	4.09	4.02	4.03	4.01	3.88

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2004			2003

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,844	$4,792	$4,630	$4,543	$4,457
Earning assets	8,317	8,254	7,982	8,029	8,083
Total assets	9,515	9,617	9,313	9,422	9,737
Non-interest-bearing demand deposits	2,891	2,959	2,860	2,974	3,203
Interest-bearing deposits	4,878	4,743	4,751	4,675	4,545
Total deposits	7,769	7,702	7,611	7,649	7,748
Shareholders' equity	776	758	784	761	731

Period-End Balance:
Loans	$4,948	$4,813	$4,726	$4,591	$4,526
Earning assets	8,544	8,132	8,605	8,132	8,018
Goodwill and intangible assets	118	112	113	115	116
Total assets	9,825	9,570	9,990	9,672	9,655
Total deposits	7,822	7,934	7,773	8,069	7,740
Shareholders' equity	826	742	780	770	760
Adjusted shareholders' equity(1)	822	785	758	762	745

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$77,114	$80,485	$82,587	$83,501	$83,410
as a percentage of
period-end loans	1.56%	1.67%	1.75%	1.82%	1.84%

Net charge-offs:	$3,371	$4,102	$1,414	$1,409	$1,998
As a percentage of
average loans	0.28%	0.34%	0.12%	0.12%	0.18%

Non-performing assets:
Non-accrual	$42,701	$41,046	$45,415	$47,451	$34,218
Foreclosed assets	7,734	5,152	4,875	5,343	6,977

Total	$50,435	$46,198	$50,290	$52,794	$41,195
As a percentage of:
Total assets	0.51%	0.48%	0.50%	0.55%	0.43%
Total loans and
foreclosed assets	1.02	0.96	1.06	1.15	0.91

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	13.18%	13.08%	12.76%	11.41%	11.36%
Total Risk-Based
Capital Ratio	16.48	16.52	16.26	15.01	15.00
Leverage Ratio	9.62	9.12	9.21	7.83	7.39
Equity to Assets Ratio
(period-end)	8.41	7.76	7.80	7.96	7.87
Equity to Assets Ratio
(average)	8.15	7.88	8.42	8.08	7.51

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,

	2004	2003

CONDENSED INCOME STATEMENTS

Net interest income	$243,550	$234,232
Net interest income(1)	247,686	238,139
Provision for possible loan losses	2,500	9,044
Non-interest income
Trust fees	40,024	34,717
Service charges on deposit accounts	66,560	65,432
Insurance commissions and fees	24,445	22,748
Other charges, commissions and fees	13,644	14,423
Net gain (loss) securities transactions	(3,377)	40
Other	28,063	25,149

Total non-interest income	$169,359	$162,509

Non-interest expense
Salaries and wages	117,451	109,428
Employee benefits	30,608	29,140
Net occupancy	22,218	22,246
Furniture and equipment	16,772	16,272
Intangible amortization	3,976	4,477
Other	67,270	62,006

Total non-interest expense	$258,295	$243,569

Income before income taxes	152,114	144,128
Income taxes	49,120	46,262

Net income	$102,994	$97,866

PER SHARE DATA

Net income - basic	$2.00	$1.91
Net income - diluted	1.94	1.87
Cash dividends	0.77	0.70
Book value at end of period	15.89	14.69

OUTSTANDING SHARES

Period-end shares	51,988	51,752
Weighted-average shares - basic	51,505	51,351
Dilutive effect of stock compensation	1,454	1,091
Weighted-average shares - diluted	52,959	52,442

SELECTED ANNUALIZED RATIOS

Return on average assets	1.45%	1.36%
Return on average equity	17.81	18.05
Net interest income to average earning assets(1)	4.04	3.98

 (1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,

	2004	2003

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,756	$4,482
Earning assets	8,185	8,005
Total assets	9,481	9,640
Non-interest-bearing demand deposits	2,903	3,059
Interest bearing deposits	4,791	4,494
Total deposits	7,694	7,553
Shareholders' equity	772	725

Period-End Balance:
Loans	$4,948	$4,526
Earning assets	8,544	8,018
Goodwill and intangible assets	118	116
Total assets	9,825	9,672
Total deposits	7,822	7,740
Shareholders' equity	826	760
Adjusted shareholders' equity(1)	822	745

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$77,114	$83,410
As a percentage of period-end loans	1.56%	1.84%

Net charge-offs:	$8,887	$8,218
As a percentage of average loans	0.25%	0.25%

Non-performing assets:
Non-accrual loans	$42,701	$34,218
Foreclosed assets	7,734	6,977

Total	$50,435	$41,195
As a percentage of:
Total assets	0.51%	0.43%
Total loans plus foreclosed assets	1.02	0.91

(1)	Shareholders' equity excluding accumulated other comprehensive income (loss).